Exhibit 10.67

NONQUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:	name

DATE OF GRANT:	date

GRANTED PURSUANT TO:	General Cable Corporation 1997 Stock Incentive Plan

NUMBER OF UNDERLYING SHARES:	number

EXERCISE PRICE:	$xxx

VESTING SCHEDULE:	Vests 100% on the 3rd anniversary of grant

     1. This Nonqualified Stock Option Agreement (the “Agreement”) is made and entered into as of date between General Cable Corporation, a Delaware corporation (the “Company”), and name (the “Employee”). It is the intent of the Company and the Employee that the Option (as defined in Paragraph 2 below) will not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

     2. The Employee is granted an option to purchase number shares of the Common Stock of the Company (the “Option”). The Option is granted as provided for under the General Cable Corporation 1997 Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith, and is subject to the terms of the Plan and of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the Employee’s services.

     3. The Option’s Exercise Price is $xxx per share.

     4. Subject to Paragraphs 5 and 6 below, the Option shall become exercisable according to the vesting schedule set forth above.

Notwithstanding anything contained in this Agreement to the contrary, the entire Option shall immediately become exercisable on the date of a Change in Control of the Company and shall remain exercisable until (i) the tenth anniversary of the date of Grant, (ii) an expiration date resulting from the Employee’s death or a termination of the Employee’s employment in accordance with Paragraph 6 below, or (iii) a date established by the Committee for the purposes of cashing out the Option in accordance with Section 13(c) of the Plan.

     5. The Option, unless sooner terminated or exercised in full, shall expire on the tenth anniversary of the Date of Grant and, notwithstanding anything herein to the contrary, no portion of the Option may be exercised after such date.

     6. (a) Termination of Employment Due to Death or Disability. In the event of the death of the Employee, or if the Employee’s employment is terminated due to Disability, the unexercisable portion of the Option held by the Employee on the date of the Employee’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and the entire Option held by the Employee on such date shall remain exercisable until the earlier of (i) the end of the 12-month period following the date of the Employee’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Option would otherwise expire. For purposes of this Agreement, “Disability” shall mean a disability as determined under the Company’s long-term disability plan in effect on the date the disability first occurs.

          (b) Termination of Employment Due to Retirement. If the Employee’s employment is terminated due to retirement, the unexercisable portion of the Option held by the Employee on the date of the Employee’s retirement shall immediately be forfeited by the Employee as of such date and the exercisable portion of the Option held by the Employee on such date shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the Employee’s retirement or (ii) the date the Option would otherwise expire.

          (c) Termination of Employment For Cause. If the Employee’s employment is terminated by the Company or any of its subsidiaries for Cause, the entire Option (both the exercisable and unexercisable portions of the Option) held by the Employee on the date of the termination of his or her employment shall immediately be forfeited by the Employee as of such date.

          (d) Termination of Employment Without Cause or Voluntary Termination. If the Employee’s employment is terminated by the Company or any of its subsidiaries without Cause or by the Employee (other than due to death, Disability or retirement), the unexercisable portion of the Option held by the Employee on the date of the termination of his or her employment shall immediately be forfeited by the Employee as of such date and the exercisable portion of the Option held by the Employee on such date shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of his or her employment, or (ii) the date the Option would otherwise expire.

     7. During the Employee’s lifetime, the Option shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Employee. Upon the death of the Employee, (i) the Option shall be exercisable only by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee’s rights with respect to the Option shall pass by will or the laws of descent and distribution and (ii) the Option shall be exercisable (x) during the period specified in Paragraph 6(a) above, if the Employee’s employment terminated as a result of his or her death or (y) during the same period that the Option would have been exercisable by the Employee if he or she had survived, if the Employee’s death occurred after the Employee’s employment terminated.

     8. The Employee may exercise the Option regardless of whether any other option that the Employee has been granted by the Company remains unexercised. In no event may the Employee exercise the Option for a fraction of a share or for the lessor of 100 shares or the remaining exercisable shares.

     9. Any exercise of the Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased. The Option’s Exercise Price shall be paid by the Employee on the date the Option is exercised in cash or, if permitted by the Committee in its sole discretion, in shares of Common Stock owned by the Employee or by a combination of cash and previously owned shares. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their then Fair Market Value.

     10. By his or her acceptance of this Agreement, the Employee agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the shares subject to the Option. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Employee. The Company may, in its discretion, hold the stock certificate or certificates to which the Employee is entitled upon the exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of a Nonqualified Stock Option may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from shares issuable in the related exercise either a specified number of shares or shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares previously issued pursuant to the exercise of an Award or other shares of the Company’s Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

     11. The Employee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and the Employee receives such shares.

     12. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

     13. The Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Employee agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

     14. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement between the Company and the Employee (but not an employment or change-in-control agreement), the provisions of this Agreement shall prevail.

     15. This Agreement is not a contract of employment and the terms of the Employee’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Employee’s employment, and it shall not impose any obligation on the Employee’s part to remain in the employ of the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.

General Cable Corporation

By:
Robert J. Siverd
Executive Vice President, General Counsel & Secretary

ACCEPTED:

By:
name

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